UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2019 (January 4, 2019)

Jialijia Group Corporation Limited

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	333- 209900	35-2544765
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

Room 402, Unit B, Building 5, Guanghua Community

Guanghua Road, Tianning District, Changzhou City, Jiangsu Province, China 213000

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86-519) 8980-1180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on December 15, 2018, Jialijia Group Corporation Limited (the “Company”) entered into a reorganization agreement (the “Original Reorganization Agreement”) with Shenzhen Wenchuan Industrial Corporation, Ltd. (“Shenzhen Wenchuan”), pursuant to which, among other matters, and subject to the satisfaction of the conditions set forth in the Reorganization Agreement, the Company shall purchase 70% of the equity capital of Shenzhen Wenchuan and 70% of the equity capital of Hunan Rucheng Wenchuan Gas Corporation, Ltd. (“Hunan Wenchuan”), which is wholly held by Shenzhen Wenchuan. Pursuant to the Reorganization Agreement, Shenzhen Wenchuan shall receive (i) RMB ¥12,000,000 in cash, and (ii) 16,571 shares of the Company’s common stock. The respective boards of directors of the Company and Shenzhen Wenchuan have each unanimously approved the Reorganization Agreement.

On January 9, 2019, the Company and Shenzhen Wenchuan entered into an Amendment to Reorganization Agreement (the “Amendment”). The Amendment, among other things, included the parties’ acknowledgment that Section 1 of the Original Reorganization Agreement should be revised in its entirety. Pursuant to the Amendment, Shenzhen Wenchuan shall receive (i) RMB ¥12,000,000 in cash, and (ii) 24,340,000 shares of the Company’s common stock. The respective boards of directors of the Company and Shenzhen Wenchuan have each unanimously approved the Amendment.

ITEM 8.01 OTHER EVENTS

Estimated Net Asset Value

Shenzhen Wenchuan engaged Beijing Zhongqin Yongli Assets Evaluation Co., Ltd. (“Zhongqin”), an independent third-party real estate valuation firm, to provide appraisals for each of the Shenzhen Wenchuan’s consolidated investments in real properties owned as of September 30, 2018 (the “Appraised Properties”). Zhongqin prepared an appraisal report (the “Appraisal Report”), dated January 4, 2019, which summarizes key inputs, assumptions and results for each of the Appraised Properties. There has been no material changes between January 4, 2019 and the date of this filing that would affect the overall estimated net asset value.

Zhongqin is engaged in the business of appraising real estate properties and is not affiliated with the Company or Shenzhen Wenchuan. Zhongqin collected all reasonably available material information that it deemed relevant in appraising the Appraised Properties. It took into account customary and accepted financial and commercial standards and considerations as it deemed relevant in the Chinese appraisal industry.

According to the Appraisal Report, as of September 30, 2018, Shenzhen Wenchuan (i) owned, and the Appraised Properties consisted of, two factory properties and one dormitories with an appraised value of RMB 113,030,000, and (ii) had a land use right with an appraised value of RMB 1,600,000. As of September 30, 2018, the total appraised value of the Appraised Properties, as provided by Zhongqin, was RMB 114,630,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

10.1	Amendment to Reorganization Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT II, INC.

Dated: January 10, 2019	BY:	/s/ Jin Na
Jin Na
Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting officer), President